Exhibit 10.14

TE Connectivity Ltd.
2007 Stock and Incentive Plan

Terms and Conditions

of

Restricted Unit Award

Name: [XXXX]

Grant Date: [XXXX]

Number of Restricted Units: [XXXX]

First Vest Date: [XXXX]

1.Grant of Award. TE Connectivity Ltd. (the “Company”) has granted you the number of Restricted Units above, subject to the provisions of this Award Agreement, including any additional terms and conditions for your country in the appendix attached hereto (the “Appendix”). The Company will hold the Restricted Units in a bookkeeping account on your behalf until they become payable or are forfeited or cancelled.

2.Payment Amount. Each Restricted Unit represents one (1) share of common stock of the Company (the “Share”).

3.Form of Payment. Vested Restricted Units will be settled solely in Shares, subject to Section 16 herein and any additional terms and conditions set forth in the Appendix.

4.Dividends and Dividend Equivalents. Restricted Units are a promise to deliver Shares upon vesting. For each Restricted Unit that is unvested, you will be credited with a Dividend Equivalent Unit (the “DEU”) for any cash or stock dividends distributed by the Company on its Shares. DEUs will be calculated at the same dividend rate paid to other holders of Shares. The number of DEUs to be credited to your account upon payment of a dividend will be equal to the quotient produced by dividing the cash value of the dividend earned on the Restricted Units by the fair market value of the Shares, defined as the closing price per Share as quoted on the New York Stock Exchange (the “NYSE”) on the date the dividend is paid. DEUs will vest and be delivered in the form of Shares in accordance with the vesting and payment schedules applicable to the underlying Restricted Units.

5.Time of Delivery. Except as otherwise provided for in this Award Agreement, Shares issuable upon vesting of the Restricted Units and DEUs will be delivered to you in whole Shares rounding down for any fractional Shares as soon as is administratively feasible following the date of vesting set forth in Section 6 or other applicable vesting date or event set forth in this Award Agreement, except as otherwise set forth in Section 24.

6.Normal Vesting. Your Restricted Unit Award will vest in four (4) equal installments, with the first installment on the first vest date listed above and the remaining three (3) installments on the following three (3) anniversaries of the first vesting date (the “Normal Vesting Terms”). The value of the Shares issued at vesting will be calculated using the average of the high and low per Share price as reported on the NYSE on the date of vesting.

7.Termination of Employment. Any Restricted Units and DEUs that have not vested as of your Termination of Employment, other than as set forth under Sections 8, 9, 10 and 11 herein, will immediately be forfeited, and your rights with respect to those Restricted Units and DEUs will end.

8.Death or Disability. If your Termination of Employment is a result of your death or Disability, your Restricted Unit Award will immediately become fully vested and Shares issuable upon vesting of the Restricted Units and DEUs will be delivered in accordance with Section 5. If you are deceased, the Company will deliver Shares to your estate immediately after the Committee or its designee has determined the duly appointed executor or administrator of your estate.

9.Retirement Eligible. If, at the time of your Termination of Employment, you have attained age 55 and have completed at least five years of service, provided that the sum of your age and years of service is 65 or higher, your Restricted Unit Award will continue to vest under the terms and conditions hereunder following your Termination of Employment to the same extent it would have vested had you not had a Termination of Employment, provided that (i) you continue to satisfy all other applicable conditions established by the Committee on or prior to the date of your Retirement with respect to such continued vesting, (ii) your Termination of Employment is not for Cause or due to death or Disability, and does not constitute a Change in Control Termination (as defined in, and eligible for the full accelerated vesting under, Section 10 below), and (iii) if your Termination of Employment is due to your voluntary Retirement, you shall have provided written notice to the Company or, if different, the Subsidiary employing you (the “Employer”) of your Retirement at least six months (or one year in the case of a Band 0, Band 1 or Band 2 Employee) prior to your Retirement. Shares issuable for any portion of your Restricted Unit Award and DEUs that vest pursuant to this Section 9 will be delivered in accordance with Section 5. Notwithstanding the foregoing, if you die while in Retirement your Restricted Unit Award will immediately become fully vested and Shares issuable upon vesting of the Restricted Units and DEUs will be delivered in accordance with Section 5.

Notwithstanding the foregoing, if the Company receives an opinion of counsel that there has been a legal judgment and/or legal development in your jurisdiction that likely would result in the favorable retirement treatment, which otherwise would apply to the Restricted Units pursuant to this Section 9, being deemed unlawful and/or discriminatory, then the Company will not apply the favorable retirement treatment at the time of your Termination of Employment and the Restricted Units will be treated as they would under the rules that otherwise would have applied as if your Termination of Employment did not qualify as a Retirement pursuant to this Section 9.

10.Change in Control. Except as may be otherwise provided by the Committee, if your Termination of Employment occurs after a Change in Control, as defined in the Plan, your Restricted Unit Award (or any other form of equity award or compensation that replaces your Restricted Unit Award as a result of the Change in Control) will immediately become fully vested, provided that:

(a) your employment is terminated by the Company or the Employer for any reason other than Cause, Disability or death in the twelve (12)-month period following the Change in Control; or

(b) you terminate your employment with the Company or the Employer after one of the following events within the twelve (12)-month period following the Change in Control:

i.	the Company or the Employer (1) assigns or causes to be assigned to you duties inconsistent in any material respect with your position as in effect immediately prior to the Change in Control; (2) makes or causes to be made any material adverse change in your position, authority, duties or responsibilities; or (3) takes or causes to be taken any other action which, in your reasonable judgment, would cause you to violate your ethical or professional obligations (after written notice of such judgment has been provided by you to the Company or the Employer and the Company or the Employer has been given a 15-day period within which to cure such action); or
ii.	the Company or the Employer, without your consent, (1) requires you to relocate to a principal place of employment more than 50 miles from your existing place of employment; or (2) materially reduces your base salary, annual bonus, or retirement, welfare, stock incentive, perquisite (if any) and other benefits taken as a whole (collectively, a “Change in Control Termination”);

provided, however, that none of the events described in this sentence shall constitute a Change in Control Termination unless and until (w) you first notify the Company in writing describing in reasonable detail the condition which constitutes a Change in Control Termination within ninety (90) days of its occurrence, (x) the Company fails to cure such condition within (thirty) 30 days after the Company’s receipt of such written notice, (y) notwithstanding such efforts, the condition continues to exist, and (z) you terminate employment within sixty (60) days after the end of such (thirty) 30-day cure period. Shares issuable for any portion of your Restricted Unit Award that vests pursuant to this Section 10 and DEUs will be delivered in accordance with Section 5.

11.Termination of Employment as a Result of a Divestiture or Outsourcing. If the business in which you are employed is being separated from the Company as a result of a Disposition of Assets, Disposition of a Subsidiary or an Outsourcing Agreement, and, as of the closing date of the applicable transaction you are designated in the transaction documents (either individually or by classification) as a “business employee” (or similar designation) who will be terminating employment with the Company and its Subsidiaries either because (i) you will remain with the separated business after the transaction or be transferred to the employment of the buyer or Outsourcing Agent as a result of the transaction, or (ii) you will not be offered continued employment by the Company or a Subsidiary, buyer or Outsourcing Agent after the close of the transaction, then your Restricted Unit Award will vest pro rata (standard rounding to the nearest Unit in full-month increments) and Shares and DEUs issuable upon vesting of the Restricted Units will be delivered as soon as administratively feasible after the closing date of the transaction, unless the Award is subject to the requirements of Section 409A of the Code, in which case the Shares and DEUs will not be distributed until the earlier of the next Normal Vesting date or your separation from service with the Company or a Subsidiary. The pro rata vesting will be based on (i) the number of whole months that you have completed from the Grant Date through the end of the month of the closing date of the applicable transaction over the original number of months of the vesting period, times (ii) the total number of Restricted Units awarded on the Grant Date minus (iii) the number of Restricted Units previously vested pursuant to the Normal Vesting Terms. If you become entitled to the pro rata vesting described in this Section 11, you will not be entitled to any further vesting in your Restricted Unit Award, unless you are transferred to employment with the Company or a Subsidiary in a position outside of the business that is being separated from the Company (with the intent of continued employment with the Company or a Subsidiary outside of the separated business) prior to your Termination of Employment as a result of the Disposition of Assets, Disposition of a Subsidiary or an Outsourcing Agreement.

Notwithstanding the foregoing, you shall not be eligible for such pro rata vesting if, (i) your Termination of Employment occurs on or prior to the closing date of such Disposition of Assets or Disposition of a Subsidiary, as applicable, or on such later date as is specifically provided in the applicable transaction agreement or related agreements, or on the effective date of such Outsourcing Agreement applicable to you (the “Applicable Employment Date”), and (ii) you are offered Comparable Employment with the buyer, successor company or outsourcing agent, as applicable, but do not commence such employment on the Applicable Employment Date. Further, you shall also not be eligible for such pro rata vesting if your Termination of Employment constitutes a Retirement and your Restricted Unit Award is eligible for continued vesting pursuant to Section 9.

For the purposes of this Section 11, (a) “Comparable Employment” shall mean employment at a base salary rate and bonus target that is at least equal to the base salary rate and bonus target in effect immediately prior to your Termination of Employment and at a location that is no more than 50 miles from your existing place of employment; (b) “Disposition of Assets” shall mean the disposition by the Company or a Subsidiary of all or a portion of the assets used by the Company or Subsidiary in a trade or business to an unrelated corporation or entity; (c) “Disposition of a Subsidiary” shall mean the disposition by the Company or a Subsidiary of its interest in a Subsidiary to an unrelated individual or entity, provided that such Subsidiary ceases to be a Subsidiary as a result of such disposition; and (d) “Outsourcing Agreement” shall mean a written agreement between the Company or a Subsidiary and an unrelated third party (“Outsourcing Agent”) pursuant to which the Company transfers the performance of services previously performed by employees of the Company or Subsidiary to the Outsourcing Agent, and the Outsourcing Agreement includes an obligation of the Outsourcing Agent to offer employment to any employee whose employment is being terminated as a result of or in connection with said Outsourcing Agreement.

12.Responsibility for Taxes. Regardless of any action the Company or the Employer takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related items related to your participation in the Plan and legally applicable or deemed applicable to you (“Tax-Related Items”), by accepting the Award, you acknowledge that the ultimate liability for all Tax-Related Items is and remains your responsibility and may exceed the amount, if any, actually withheld by the Company or the Employer. You further acknowledge that the Company and/or the Employer (a) make no representations or undertakings regarding the treatment of any Tax- Related Items in connection with any aspect of the Restricted Units, including, but not limited to, the grant, vesting or settlement of the Restricted Units, the issuance of Shares upon settlement of the Restricted Units, the subsequent sale of Shares acquired pursuant to such issuance and the receipt of any dividends and/or any DEUs; and (b) do not commit to and are under no obligation to structure the terms of the Award or any aspect of the Restricted Units to reduce or eliminate your liability for Tax-Related Items or achieve any particular tax result. Further, if you become subject to tax in more than one jurisdiction, you acknowledge that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to any relevant taxable or tax withholding event, as applicable, you will pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, you authorize the Company and/or the Employer, or their respective agents, at their discretion, to satisfy any applicable withholding obligations or rights with regard to all Tax-Related Items by one or a combination of the following:

i.	withholding from your wages or other cash compensation payable to you by the Company and/or the Employer;

ii.	withholding from proceeds of the sale of Shares acquired upon vesting of the Restricted Units either through a voluntary sale or through a mandatory sale arranged by the Company (on your behalf pursuant to this authorization);
iii.	withholding in Shares to be issued upon vesting of the Restricted Units;
iv.	requiring you to make a payment in a form acceptable to the Company; or
v.	any other method of withholding determined by the Company and permitted by applicable laws;

provided, however, that if you are a Section 16 officer under the Exchange Act, then the Company will withhold in Shares upon the relevant taxable or tax withholding event, as applicable, unless the use of such withholding method is problematic under applicable tax or securities law or has materially adverse accounting consequences, in which case the obligation for Tax-Related Items may be satisfied by one or a combination of methods (i) and (ii) above.

The Company and/or the Employer may withhold or account for Tax-Related Items by considering applicable statutory or other applicable withholding rates, including maximum rates applicable in your jurisdiction(s). In the event of over-withholding, you may receive a refund of any over-withheld amount in cash (with no entitlement to the equivalent in Shares) from the Company or the Employer; otherwise, you may be able to seek a refund from the applicable tax authority. In the event of under-withholding, you may be required to pay any additional Tax-Related Items directly to the applicable tax authority. Notwithstanding the foregoing, to avoid a prohibited acceleration under Section 409A of the Code, if Shares are withheld to satisfy any Tax-Related Items arising prior to the date of settlement of the Restricted Units for any portion of the Award that is subject to Section 409A, the number of Shares withheld will not exceed the number of Shares that equals the liability for the Tax-Related Items. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, you are deemed to have been issued the full number of Shares subject to the vested Restricted Units, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of your participation in the Plan.

The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares if you fail to comply with your obligations in connection with the Tax-Related Items.

13.Transfer of Award. You may not transfer any interest in the Restricted Units except by will or the laws of descent and distribution. Any other attempt to dispose of your interest in the Restricted Units will be null and void.

14.Covenant; Forfeiture of Award; Agreement to Reimburse Company.

(a)If you have been terminated for Cause, any Restricted Units shall be immediately rescinded and, in addition, you hereby agree and promise immediately to deliver to the Company the number of Shares (or, in the discretion of the Committee, the cash value of said Shares) you received for Restricted Units that vested during the six (6) month period prior to your Termination of Employment.

(b) If, after your Termination of Employment, the Committee or the Chief Human Resources Officer determines in its sole discretion that while you were an employee of the Company or a Subsidiary you engaged in activity that would have constituted grounds for the Company or Subsidiary to terminate your employment for Cause, then you hereby agree and promise immediately to deliver to the Company the number of Shares (or, in the discretion of the Committee or Chief Human Resources Officer, the cash value of said Shares) you (i) received for Restricted Units that vested during the six (6) month period prior to your Termination of Employment and (ii) received for Restricted Units that vested at or following your Termination of Employment.

(c)If the Committee or Chief Human Resources Officer determines, in its sole discretion, that at any time after your Termination of Employment and prior to the later of (1) the second anniversary of your Termination of Employment and (2) the final vesting date of any Restricted Units and DEUs granted hereunder, you (x) disclosed business confidential or proprietary information related to any business of the Company or Subsidiary or (y) have entered into an employment or consultation arrangement (including any arrangement for employment or service as an agent, partner, stockholder, consultant, officer or director) with any entity or person engaged in a business and (A) such employment or consultation arrangement would likely (in the sole discretion of the Committee or Chief Human Resources Officer) result in the disclosure of business confidential or proprietary information related to any business of the Company or a Subsidiary to a business that is competitive with any Company or Subsidiary business as to which you have had access to business strategic or confidential information, and (B) the Committee or Chief Human Resources Officer has not approved the arrangement in writing, then you hereby agree and promise immediately to deliver to the Company the number of Shares (or, in the discretion of the Committee or Chief Human Resources Officer, the cash value of said shares) you (i) received for Restricted Units that vested during the six (6) month period prior to your Termination of Employment and (ii) received for Restricted Units that vested at or following your Termination of Employment.

(d)The Committee or Chief Human Resources Officer shall be entitled to require that you repay all or part of any amount received (whether in cash or Shares) pursuant to the terms of this Award (i) to the extent it deems it necessary or appropriate to comply with any current or future rules of the U.S. Securities and Exchange Commission, the NYSE or any other governmental agency, as they may be amended from time to time, (ii) to the extent it deems it necessary or appropriate to comply with the requirements of the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or other applicable law, regulation or stock exchange listing requirement, as may be in effect from time to time, or  (iii) to the extent otherwise deemed appropriate by the Committee or Chief Human Resources Officer to recover any overpayment or mistaken payment that was based on deficient financial information, and you hereby agree and promise to promptly remit to the Company any such amount.

15.Adjustments. In the event of any stock split, reverse stock split, dividend or other distribution (whether in the form of cash, Shares, other securities or other property), extraordinary cash dividend, recapitalization, merger, consolidation, split-up, spin-off, reorganization, combination, repurchase or exchange of Shares or other securities, the issuance of warrants or other rights to purchase Shares or other securities, or other similar corporate transaction or event, the Committee shall adjust the number and kind of Shares covered by the Restricted Units and other relevant provisions to the extent necessary to prevent dilution or enlargement of the benefits or potential benefits intended to be provided by the Restricted Units.

16.Restrictions on Payment of Shares. Payment of Shares for your Restricted Units is subject to the conditions that, to the extent required at the time of delivery, (a) the Shares underlying the Restricted Units will be duly listed, upon official notice of settlement, upon the NYSE, and (b) a Registration Statement under the Securities Act with respect to the Shares will be effective. The Company will not be required to deliver any Shares until all applicable federal, state, foreign and local laws and regulations have been complied with and all legal matters in connection with the issuance and delivery of the Shares have been approved by counsel of the Company.

17.Insider Trading; Market Abuse Laws. By accepting the Award, you acknowledge that you have read and understand the Company’s insider trading policy, and are aware of and understand your obligations under federal securities laws in respect of trading in the Company’s securities. The Company will have the right to recover, or receive reimbursement for, any compensation or profit realized on the disposition of Shares received for Restricted Units to the extent that the Company has a right of recovery or reimbursement under applicable securities laws.

You acknowledge that, depending on your or your broker’s country of residence or where the Shares are listed, you may be subject to insider trading restrictions and/or market abuse laws, which may affect your ability to accept, acquire, sell or otherwise dispose of Shares, rights to Shares (e.g., Restricted Units) or rights linked to the value of Shares under the Plan during such times as you are considered to have “inside information” regarding the Company (as defined by the laws or regulations in your country). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders you placed before you possessed inside information. Furthermore, you could be prohibited from (i) disclosing inside information to any third party, including fellow employees (other than on a “need to know” basis) and (ii) “tipping” third parties or causing them otherwise to buy or sell Company securities. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under the Company’s insider trading policy. You acknowledge that it is your responsibility to comply with any applicable restrictions, and you should speak to your personal advisor on this matter.

18.Plan Terms Govern. The vesting and settlement of Restricted Units, the disposition of any Shares received for Restricted Units, and the treatment of any gain on the disposition of these Shares are subject to the terms of the Plan and any rules that the Committee may prescribe. The Plan document, as may be amended from time to time, is incorporated into this Award Agreement. Capitalized terms used in this Award Agreement have the meaning set forth in the Plan, unless otherwise stated in this Award Agreement. In the event of any conflict between the terms of the Plan and the terms of this Award Agreement, the Plan will control. By accepting the Award, you acknowledge receipt of the Plan, as in effect on the date of this Award Agreement.

19.Data Privacy. By accepting the Award, you hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this Award Agreement and any other grant materials by and among, as applicable, the Company, your Employer and any other Subsidiaries for the exclusive purpose of implementing, administering and managing your participation in the Plan.

You understand that the Company and the Employer may hold certain personal information about you, including, but not limited to, your name, home address, email address and telephone number, date of birth, social insurance number, passport or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all Restricted Units or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in your favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan.

You understand that Data may be transferred to any third parties assisting the Company with the implementation, administration and management of the Plan. You understand that these recipients of Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United

States) may have different data privacy laws and protections than your country. You understand that if you reside outside the United States you may request a list with the names and addresses of any potential recipients of Data by contacting your local Human Resources Representative. You authorize the Company and the recipients assisting the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer Data, in electronic or other form, for the sole purpose of implementing, administering and managing your participation in the Plan. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan. You understand that if you reside outside the United States you may at any time view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing your local Human Resources Representative. Further, you understand that you are providing the consents herein on a purely voluntary basis. If you do not consent, or if you later seek to revoke the consents, your employment or service with the Employer will not be affected; the only consequence of refusing or withdrawing the consents is that the Company would not be able to grant Restricted Units or other equity awards to you or administer or maintain such awards. Therefore, you understand that refusing or withdrawing your consent may affect your ability to participate in the Plan. For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact your local Human Resources Representative.

20.Nature of Grant. By accepting the Award, you acknowledge, understand and agree that:

(a)the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time;

(b)the grant of the Restricted Units is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of restricted units, or benefits in lieu of restricted units, even if restricted units have been granted repeatedly in the past;

(c)all decisions with respect to future restricted unit grants, if any, will be at the sole discretion of the Company;

(d)your participation in the Plan shall not be interpreted to form an employment contract or relationship with the Company or any Subsidiary nor create a right to further employment with the Employer and shall not interfere with the ability of the Employer to terminate your employment relationship at any time;

(e)you are voluntarily participating in the Plan;

(f)the Restricted Units and the Shares subject to the Restricted Units, and the value of and income from same, are not intended to replace any pension rights or compensation;

(g)the Restricted Units and the Shares subject to the Restricted Units, and the value of and income from same, are not part of normal or expected compensation or salary for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, holiday pay, bonuses, long-service awards, leave-related payments, pension or retirement or welfare benefits or similar mandatory payments;

(h)the future value of the underlying Shares is unknown and cannot be predicted with certainty;

(i)in consideration of the grant of the Restricted Units, no claim or entitlement to compensation or damages shall arise from forfeiture of the Restricted Units resulting from your

Termination of Employment with the Company or the Employer (for any reason whatsoever and whether or not in breach of local labor laws); and except where expressly prohibited under applicable law, you irrevocably release the Company and the Employer from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, you shall be deemed irrevocably to have waived your entitlement to pursue such claim;

(j)the Restricted Units and the Shares subject to the Restricted Units, and the value of and income from same, are not granted as consideration for, or in connection with, any service you may provide as a director of any Subsidiary;

(k)the Restricted Units and the benefits under the Plan, if any, will not automatically transfer to another company in the case of a merger, take-over or transfer of liability;

(l)payment of your Restricted Units is not secured by a trust, insurance contract or other funding medium, and you do not have any interest in any fund or specific asset of the Company by reason of this Award or the account established on your behalf;

(m)you have no rights as a stockholder of the Company pursuant to the Restricted Units until Shares are actually delivered to you; and

(n)if you reside outside the United States,

(A)the Restricted Units and the Shares subject to the Restricted Units, and the value of and income from same, are not part of normal or expected compensation or salary for any purpose; and

(B)neither the Company, the Employer, nor any other Subsidiary will be liable for any foreign exchange rate fluctuation between any local currency and the U.S. dollar that may affect the value of the Restricted Units, any amounts due to you pursuant to the settlement of the Restricted Units or the subsequent sale of any Shares acquired upon settlement.

21.No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding your participation in the Plan or your acquisition or sale of the underlying Shares. You should consult with your own personal tax, legal and financial advisors regarding your participation in the Plan before taking any action related to the Plan.

22.Incorporation of Other Agreements. This Award Agreement and the Plan constitute the entire understanding between you and the Company regarding the Restricted Units. This Award Agreement supersedes any prior agreements, commitments or negotiations concerning the Restricted Units.

23.Severability. The invalidity or unenforceability of any provision of this Award Agreement will not affect the validity or enforceability of the other provisions of the Award Agreement, which will remain in full force and effect. Moreover, if any provision is found to be excessively broad in duration, scope or covered activity, the provision will be construed so as to be enforceable to the maximum extent compatible with applicable law.

24. Delayed Payment. Notwithstanding anything in this Award Agreement to the contrary, if you are a “specified employee” within the meaning of section 409A(a)(2)(B)(i) of the Code and the regulations thereunder, and some or all of your Award is subject to Section 409A of the Code, then any payment of Restricted Units and DEUs subject to Section 409A of the Code that is made on account of your Termination of Employment shall be delayed until six (6) months following such Termination of Employment.

25.Language. You acknowledge that you are sufficiently proficient in English to understand the terms and conditions of the Award Agreement or have had the ability to consult with an advisor who is sufficiently proficient in the English language. Furthermore, if you have received this Award Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

26.Electronic Delivery and Participation. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. You hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

27.Imposition of Other Requirements. The Company reserves the right to impose other requirements on your participation in the Plan, on the Restricted Units and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

28.Governing Law and Venue. The Award Agreement is to be governed by and construed in accordance with the laws of Switzerland, without regard to the conflict of laws principles thereof.

For purposes of litigating any dispute that arises under this grant or this Award Agreement, the parties hereby submit to and consent to the jurisdiction of the State of Pennsylvania and agree that such litigation shall be conducted in the courts of Chester County, Pennsylvania, or the federal courts for the United States for the Eastern District of Pennsylvania, where this Award is made and/or to be performed.

29.Waiver. You acknowledge that a waiver by the Company of breach of any provision of the Award Agreement will not operate or be construed as a waiver of any other provision of the Award Agreement, or of any subsequent breach by you or any other Participant.

30.Appendix. Notwithstanding any provisions in the Award Agreement, the Restricted Unit Award will be subject to any additional terms and conditions for your country set forth in the Appendix attached hereto. Moreover, if you relocate to one of the countries included in the Appendix, the additional terms and conditions for such country will apply to you, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of the Award Agreement.

31.Foreign Asset/Account and Tax Reporting; Exchange Control Requirements. Certain applicable foreign asset and/or foreign account and/or tax reporting requirements and exchange controls may affect your ability to acquire or hold Shares acquired under the Plan or cash received from participating in the Plan (including from any dividends paid on Shares acquired under the Plan) in a brokerage or bank account outside your country. You may be required to report such accounts, assets or transactions to the tax or other authorities in your country. You may also be required to repatriate sale proceeds or other funds received as a result of your participation in the Plan to your country through a designated bank or broker and/or within a certain time after receipt. You acknowledge that you are responsible for complying with any applicable regulations, and that you should speak to your personal legal advisor for any details.

*****

By accepting this Award, you agree to the following:

(i)you have carefully read, fully understand and agree to all of the terms and conditions described in this Award Agreement and the Plan; and

(ii)you understand and agree that this Award Agreement and the Plan constitute the entire understanding between you and the Company regarding the Award, and that any prior agreements, commitments or negotiations concerning the Restricted Units are replaced and superseded.

(iii) By accepting the Award, you hereby explicitly and unambiguously consent to the collection, use and transfer of your personal data to Company and its service providers in the U.S. as described in this Award Agreement and any other grant materials.

_________________________

Terrence R. Curtin

Chief Executive Officer,

TE Connectivity

Appendix

to the

Terms and Conditions

of

Restricted Unit Award

under the

TE Connectivity Ltd.

2007 Stock And Incentive Plan

Capitalized terms not specifically defined in this Appendix have the same meaning assigned to them in the Plan and/or the Award Agreement to which this Appendix is attached.

Terms and Conditions

This Appendix includes additional terms and conditions that govern the grant of Restricted Units in your country. If you are a citizen or resident of a country other than the one in which you are currently residing and/or working, transfer residency and/or employment to another country after the grant but prior to the vesting of the Restricted Units, or are considered a resident of another country for local law purposes, the Company may, in its discretion, determine to what extent the additional terms and conditions contained herein will apply to you.

Notifications

This Appendix also includes information regarding exchange controls and certain other issues of which you should be aware with respect to your participation in the Plan. The information is based on the securities and other laws in effect in the respective countries as of April 2022. Such laws are often complex and change frequently. As a result, the Company strongly recommends that you not rely on the information noted herein as the only source of information relating to the consequences of your participation in the Plan because the information may be out of date when the Restricted Units or DEUs vest, the receipt of any dividends or the subsequent sale of the Shares. In addition, the information is general in nature and may not apply to your particular situation, and the Company is not in a position to assure you of any particular result. Accordingly, you should seek appropriate professional advice as to how the relevant laws in your country may apply to your situation. If you are a citizen or resident of a country other than the one in which you are currently residing and/or working, transfer residency and/or employment to another country after the Restricted Units are granted to you, or are considered a resident of another country for local law purposes, the notifications contained herein may not be applicable to you.

EU/EEA/SWITZERLAND /UK

Terms and Conditions

The following terms and conditions will apply if you work or reside in a European Union (“EU”) / European Economic Area (“EEA”) country, Switzerland or the United Kingdom (“UK”).

Data Privacy Information and Consent. The following provisions replace Section 19 of the Award Agreement:

(a)Data Collection and Usage. The Company and the Employer collect, process and use certain personal information about you, including, but not limited to, your name, home address, telephone number, email address, date of birth, social insurance number, passport or other identification number, salary, nationality, job title, any shares or directorships held in the Company, details of all Restricted Units, and any other rights to Shares awarded, canceled, exercised, vested, unvested or outstanding in your favor (“Data”), for purposes of implementing, administering and managing your participation in the Plan. The legal basis, where required, for the processing of Data is the explicit declaration of the consent you provide when signing or electronically agreeing to the Award Agreement.
(b)Stock Plan Administration Service Providers. The Company transfers Data to E*TRADE Financial Corporate Services Inc. and certain of its affiliates (“E*TRADE”), which is assisting the Company with the implementation, administration and management of the Plan. You may be asked to agree on separate terms and data processing practices with E*TRADE, with such agreement being a condition to your ability to participate in the Plan.
(c)Other Service Provider Data Recipients. The Company and the Employer also may transfer Data to other third party service providers, if necessary to ensure compliance with applicable tax, exchange control, securities and labor law. Such third party service providers may include the Company’s legal counsel as well as its auditor/accountant/third party vendor (currently Deloitte, Willis Towers Watson). Wherever possible, the Company will anonymize data, but you understand that your Data may need to be transferred to such providers to ensure compliance with applicable law and/or tax requirements.
(d)International Data Transfers. The Company, E*TRADE and its other service providers described above under (c) have operations in the United States. Your country or jurisdiction may have different data privacy laws and protections than the United States. When the Company transfers Data, it will ensure that the transfer complies with applicable laws and legislation. The Company’s legal basis for the transfer of Data, where required, is your consent.
(e)Data Retention. The Company will hold and use Data only as long as is necessary to implement, administer and manage your participation in the Plan, or as required to comply with legal or regulatory obligations, including under tax, exchange control, labor and securities laws. This period may extend beyond your employment with the Employer. When the Company or the Employer no longer need Data for any of the above purposes, they will cease processing it in this context and remove it from all of their systems used for such purposes to the fullest extent practicable.
(f)Voluntariness and Consequences of Consent Denial or Withdrawal. Participation in the Plan is voluntary and you are providing the consents herein on a purely voluntary basis. If you do not consent, or if you later seek to revoke the consent, your salary from or employment relationship with the

Employer will not be affected. The only consequence of refusing or withdrawing consent is that the Company would not be able to grant the Restricted Units under the Plan or administer or maintain your participation in the Plan. Therefore, you understand that refusing or withdrawing your consent may affect your ability to participate in the Plan. For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact your local human resources representative.
(g)Data Subject Rights. You may have a number of rights under data privacy laws in your jurisdiction. Depending on where you are based, such rights may include the right to (i) request access to or copies of Data the Company processes, (ii) rectify incorrect Data, (iii) delete Data, (iv) restrict the processing of Data, (v) restrict the portability of Data, (vi) lodge complaints with competent authorities in your jurisdiction, and/or (vii) receive a list with the names and addresses of any potential recipients of Data. To receive clarification regarding these rights or to exercise these rights, you can contact your local human resources representative.

ARGENTINA

Notifications

Securities Law Information. Neither the Restricted Units, the DEUs nor the underlying Shares are publicly offered or listed on any stock exchange in Argentina and, as a result, have not been and will not be registered with the Argentine Securities Commission (Comisión Nacional de Valores). Neither this nor any other offering material related to the Restricted Units, the DEUs nor the underlying Shares may be utilized in connection with any general offering to the public in Argentina. Argentine residents who acquire Restricted Units under the Plan do so according to the terms of a private offering made from outside Argentina.

AUSTRALIA

Terms and Conditions

Australia Offer Document. You understand that the offering of the Plan in Australia is intended to qualify for an exemption from the prospectus requirements under Class Order 14/1000 issued by the Australian Securities and Investments Commission. Participation in the Plan is subject to the terms and conditions set forth in the Australian Offer Document and the Plan documentation provided to you.

Notifications

Tax Information. The Plan is a plan to which Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) (the “Act”) applies (subject to the conditions in the Act).

AUSTRIA

There are no country-specific provisions.

BELGIUM

There are no country-specific provisions.

BRAZIL

Terms and Conditions

Nature of Grant. The following provisions supplement Section 20 of the Award Agreement:

By accepting the Restricted Units, you acknowledge, understand and agree that (i) you are making an investment decision, and (ii) the value of the underlying Shares is not fixed and may increase or decrease without compensation to you.

Compliance with Laws. By accepting the Restricted Units, you agree that you will comply with Brazilian law when you vest in your Restricted Units and DEUs and subsequently sell Shares. You also agree to report and pay applicable Tax-Related Items associated with the vesting and settlement of the Restricted Units and DEUs, the receipt of any dividends and the subsequent sale of the Shares acquired at settlement.

CANADA

Terms and Conditions

The following terms and conditions will apply if you are a resident of Quebec:

Language Consent. The parties acknowledge that it is their express wish that the Award Agreement, including this Appendix, as well as all documents, notices, and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Consentement relatif à la langue utilisée. Les parties reconnaissent avoir exigé la rédaction en anglais de cette convention [“Award Agreement”], ainsi que de tous documents, avis et procédures judiciaires, exécutés, donnés ou intentés en vertu de, ou liés directement ou indirectement à la présente convention, soient rédigés en langue anglaise.

Data Privacy. The following provisions supplement Section 19 of the Award Agreement:

You hereby authorize the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel involved in the administration and operation of the Plan for purposes that relate to the administration of the Plan. You further authorize the Company, the Employer, and any other Subsidiary to disclose and discuss the Plan with their advisors. You acknowledge and agree that your personal information, including any sensitive personal information, may be transferred or disclosed outside of the province of Quebec, including to the U.S. You further authorize the Company, the Employer and any other Subsidiary to record such information and to keep such information in your employee file. If applicable, you also acknowledge and authorize the Company, the Employer and any other Subsidiary involved in the administration of the Plan to use technology for profiling purposes and to make automated decisions that may have an impact on you or the administration of the Plan.

Notifications

Securities Law Information. You will not be permitted to sell or otherwise dispose of the Shares acquired upon vesting of the Restricted Units and DEUs within Canada. You will only be permitted to sell or dispose of any Shares if such sale or disposal takes place outside of Canada on the facilities on which such Shares are traded.

CHINA

Terms and Conditions

The following terms and conditions will apply if you are subject to exchange control restrictions and regulations in China, including the requirements imposed by the State Administration of Foreign Exchange (“SAFE”), as determined by the Company in its sole discretion.

Retirement Eligible. The following provisions replace Section 9 of the Award Agreement:

If, at the time of your Termination of Employment, you have attained age 55 and have completed at least five years of service, provided that the sum of your age and years of service is 65 or higher, your Restricted Unit Award will vest pro rata (standard rounding to the nearest Unit, in full-month increments) based on (i) the number of whole months that you have completed from the Grant Date through the end of the month in which your Termination of Employment occurs, over the original number of months of the vesting period, times (ii) the total number of Restricted Units awarded on the Grant Date, minus (iii) the number of Restricted Units previously vested under the Normal Vesting Terms, provided that (x) you continue to satisfy all other applicable conditions established by the Committee on or prior to the date of your Retirement with respect to such pro rata vesting, (y) your Termination of Employment is not for Cause or due to death or Disability, and does not constitute a Change in Control Termination (as defined in, and eligible for the full accelerated vesting under, Section 10), and (z) if your Termination of Employment is due to your voluntary Retirement, you shall have provided written notice to the Company or, if different, the Subsidiary employing you (the “Employer”) of your Retirement at least six months (or one year in the case of a Band 0, Band 1 or Band 2 Employee) prior to your Retirement. Shares issuable for any portion of your Restricted Unit Award and DEUs that vest pursuant to this Section 9 will be delivered in accordance with Section 5.

Notwithstanding the foregoing, if the Company receives an opinion of counsel that there has been a legal judgment and/or legal development in your jurisdiction that likely would result in the favorable retirement treatment, which otherwise would apply to the Restricted Units pursuant to this Section 9, being deemed unlawful and/or discriminatory, then the Company will not apply the favorable retirement treatment at the time of your Termination of Employment and the Restricted Units will be treated as they would under the rules that otherwise would have applied as if your Termination of Employment did not qualify as a retirement pursuant to this Section 9.

Vesting and Termination. The following provisions supplement Sections 6, 7, 8, 9 and 10 of the Award Agreement:

You agree to maintain any Shares you obtain upon vesting in an account with the designated broker prior to sale. If the Company changes its designated broker, you acknowledge and agree that the Company may transfer any Shares issued under the Plan to the new designated broker, if necessary for legal or administrative reasons. You agree to sign any documentation necessary to facilitate the transfer of Shares. Further, you understand and agree that any Shares acquired under the Plan must be sold no later than sixty (60) days from your Termination of Employment, or within any such other period as may be permitted by the Company or requested by SAFE. You understand that any Shares acquired under the Plan that have not been sold within sixty (60) days of your Termination of Employment or within such other period as may be permitted by the Company or required by SAFE will be automatically sold by the designated broker pursuant to this authorization. You acknowledge that the broker is not required to sell the Shares at any particular price and that the Company, the Employer or any other Subsidiary, as well as the broker, cannot be held responsible for any loss of proceeds due to the sale.

Exchange Control Requirements. You understand and agree that, pursuant to local exchange control requirements, you will be required to repatriate the cash proceeds from the sale of the Shares issued upon the vesting of the Restricted Units and the DEUs as well as any cash dividends paid on such Shares to China. You further understand that, under applicable laws, such repatriation of your cash proceeds will need to be effectuated through a special exchange control account established by the Company, the Employer or any other Subsidiary, and you hereby consent and agree that any proceeds from the sale of any Shares you acquire or from cash dividends paid on such Shares will be transferred to such special account prior to being delivered to you. You also understand that the Company will deliver the proceeds to you as soon as possible, but there may be delays in distributing the funds to you due to exchange control requirements in China. Proceeds may be paid to you in U.S. dollars or local currency at the Company’s discretion. If the proceeds are paid to you in U.S. dollars, you may be required to set up a U.S. dollar bank account in China so that the proceeds may be deposited into this account. If the proceeds are paid to you in local currency, the Company is under no obligation to secure any particular exchange conversion rate and the Company may face delays in converting the proceeds to local currency due to exchange control restrictions. You further agree to comply with any other requirements that may be imposed by the Company in the future in order to facilitate compliance with exchange control requirements in China.

Additional Restrictions. The Restricted Units and DEUs will not vest and the Shares will not be issued at vesting unless the Company determines that such vesting and the issuance and delivery of Shares complies with all applicable laws. Further, the Company is under no obligation to vest the Restricted Units / DEUs and/or issue Shares if the Company’s SAFE approval becomes invalid or ceases to be in effect by the time you vest in the Restricted Units and DEUs.

COSTA RICA

There are no country-specific provisions.

CZECH REPUBLIC

There are no country-specific provisions.

DENMARK

Terms and Conditions

Stock Options Act. You acknowledge that you received an Employer Statement in Danish which sets forth the terms of your Restricted Units under the Danish Stock Option Act.

You further acknowledge that the Danish Stock Option Act has been amended effective January 1, 2019, and that any grants of Restricted Units and DEUs made on or after January 1, 2019 are subject to the rules of the amended Danish Stock Option Act. Accordingly, you agree that the treatment of the Restricted Units and DEUs upon your Termination of Employment is governed solely by Sections 7, 8, 9 , 10 and 11 of the Award Agreement and any corresponding provisions in the Plan. The relevant termination provisions are also detailed in the Employer Statement.

Nature of Grant. The following provision supplements Section 20 of the Award Agreement:

In accepting the Restricted Unit Award, you acknowledge, understand and agree that this Award relates to future services to be performed and is not a bonus or compensation for past services.

EMPLOYER STATEMENT

(For Employees in Denmark)

ARBEJDSGIVERERKLÆRING

Du er i henhold til § 3, stk. 1, i lov om brug af køberet eller tegningsret m.v. i ansættelsesforhold (“Aktieoptionsloven”) berettiget til i en særskilt skriftlig erklæring at modtage følgende oplysninger om TE Connectivity Ltd.’s (“Selskabets”) aktieordning.

Denne erklæring indeholder kun de oplysninger, der er nævnt i Aktieoptionsloven, mens de øvrige vilkår og betingelser for din tildeling af Betingede Aktieenheder er nærmere beskrevet i 2007 Stock and Incentive Plan (på dansk "Aktie- og Incitamentsordning") (“Ordningen”) og i Terms and Conditions of the Restricted Unit Award (på dansk “Vilkår for Tildeling af Betingede Aktieenheder”) (“Aftalen”), som du har fået udleveret.

1.Tidspunkt for tildeling af Betingede Aktieenheder.

Tidspunktet for tildelingen af de Betingede Aktieenheder er den dato, hvor Selskabets bestyrelse (“Bestyrelsen”) godkendte tildelingen til dig og besluttede, at tildelingen skulle træde i kraft.

2. 2.Kriterier og betingelser for tildeling af retten til senere at købe aktier

Tildelingen af Betingede Aktieenheder sker efter Bestyrelsens eget skøn.  Ordningen samt de under Ordningen tildelte Betingede Aktieenheder har til formål at fremme Selskabets og aktionærernes interesser ved (i) at hjælpe Selskabet med at tiltrække samt fastholde bestyrelsesmedlemmer og medarbejdere; (ii) give disse et incitament, i form af performancerelaterede tildelinger, til at indfri både kort- og langsigtede performancemålsætninger; (iii) give bestyrelsesmedlemmer og medarbejdere mulighed for at få del i Selskabets vækst og økonomiske fremgang; samt (iv) styrke Selskabets vækst og forretningsmæssige fremgang ved at sikre en større overensstemmelse mellem bestyrelsesmedlemmers og medarbejderes finansielle interesser og Selskabets aktionærers.  Selskabet kan frit vælge ikke at tildele dig Betingede Aktieenheder fremover.  I henhold til bestemmelserne i Ordningen og Aftalen har du ikke nogen ret til eller noget krav på fremover at få tildelt Betingede Aktieenheder.

3. 3.Modningstidspunkt eller -periode

De Betingede Aktieenheder modnes over tid i fire lige store rater, således at første rate modnes på den første modningsdato som angivet i starten af Aftalen, og de resterende tre rater modnes på de efterfølgende tre årsdage

EMPLOYER STATEMENT

Pursuant to Section 3(1) of the Act on Stock Options in employment relations (the “Stock Option Act”), you are entitled to receive the following information regarding TE Connectivity Ltd.’s (the “Company”) Restricted Unit program in a separate written statement.

This statement contains only the information mentioned in the Act while the other terms and conditions of your grant of Restricted Units are described in detail in the 2007 Stock and Incentive Plan (the “Plan”) and the Terms And Conditions of the Restricted Unit Award (the “Agreement”), which have been given to you.

1.Grant of Restricted Units

The Grant Date for the Restricted Units is the date that the Board of Directors (the “Board”) approved a grant for you and determined it would be effective.

2.

Terms or conditions for the grant of Restricted Units

The Restricted Units will be at the sole discretion of the Board.  The Plan and the Restricted Units granted under the Plan are intended to promote the interests of the Company and its shareholders by (i) aiding in the recruitment and retention of directors and employees; (ii) providing incentives to such directors and employees by means of performance-related awards to achieve short-term and long-term performance goals, (iii) providing directors and employees an opportunity to participate in the growth and financial success of the Company, and (iv) promoting the growth and success of the Company’s business by aligning the financial interests of directors and employees with that of the other stockholders of the Company.  The Company may decide, in its sole discretion, not to make any Restricted Unit grants to you in the future.  Under the terms of the Plan and the Agreement, you have no entitlement or claim to receive future Restricted Units.

3. 3.Vesting date or period

Your Restricted Units shall vest over a period time in four equal installments, with the first installment on the first vest date listed at the beginning of the Agreement, and the remaining three installments on the following three anniversaries of the first vesting date, provided you remain employed by or in the service of the for den første modningsdato, forudsat at du fortsat er ansat i eller arbejder for Selskabet eller et Datterselskab, medmindre de Betingede Aktieenheder er modnet eller bortfaldet inden da af de i Ordningen anførte årsager i henhold til afsnit 5 i denne erklæring.

4. 4.Udnyttelseskurs

Der skal ikke betales nogen udnyttelseskurs ved modning af Betingede Aktieenheder og udstedelsen af Aktier.

5. 5.Din retsstilling i forbindelse med ansættelsesforholdets ophør

Ved Ansættelsesforholdets Ophør behandles de Betingede Aktieenheder i overensstemmelse med Aftalens bestemmelser, hvorefter Betingede Aktieenheder, der ikke er modnet ved Ansættelsesforholdets Ophør, i reglen bortfalder med øjeblikkelig virkning, og du mister retten til disse, medmindre Ansættelsesforholdets Ophør skyldes din død, Uarbejdsdygtighed eller pensionering eller sker i forbindelse med et Kontrolskifte eller et frasalg af din Arbejdsgiver som følge af et Salg af Aktiver eller Salg af et Datterselskab eller en Outsourcingaftale. I så fald kan der ske hel eller delvis fremskyndet eller fortsat modning af dine Betingede Aktieenheder, forudsat at betingelserne i afsnit 8, 9, 10 og 11 i Aftalen er opfyldt.

6.Økonomiske aspekter ved at deltage i Ordningen

Tildelingen af Betingede Aktieenheder har ingen umiddelbare økonomiske konsekvenser for dig. Værdien af Betingede Aktieenheder indgår ikke i beregningen af feriepenge, pensionsbidrag eller andre lovpligtige, vederlagsafhængige ydelser.

Aktier er finansielle instrumenter, og investering i aktier vil altid være forbundet med en finansiel risiko.  Muligheden for at opnå en gevinst på modningstidspunktet afhænger ikke alene af Selskabets økonomiske udvikling, men også af, blandt andet, den generelle udvikling på aktiemarkedet.

TE Connectivity Ltd.

Company or a Subsidiary, unless Restricted Units have vested or have terminated earlier for the reasons set forth in the Plan and subject to Section 5 of this statement.

4. 4.Exercise price

No exercise price is payable upon the vesting of the Restricted Units and the issuance of Shares.

5. 5.Your rights upon Termination of Employment

The treatment of the Restricted Units upon Termination of Employment will be determined in accordance with the termination provisions in the Agreement.  Pursuant to these provisions, any Restricted Units that have not vested as of your Termination of Employment will generally be forfeited immediately and your rights with respect to such Restricted Units will end, unless your Termination of Employment is due to your death, Disability or retirement, or in connection with a Change in Control or as a result of the separation of your Employer in a Disposition of Assets, Disposition of a Subsidiary or an Outsourcing Agreement, in which case your Restricted Units may be eligible for a full or partial acceleration or continued vesting, provided certain conditions are met as set forth in further detail under Sections 8, 9, 10, and 11 of the Agreement.

6. 6.Financial aspects of participating in the Plan

The Restricted Units have no immediate financial consequences for you.  The value of the Restricted Units is not taken into account when calculating holiday allowances, pension contributions or other statutory consideration calculated on the basis of salary.

Shares are financial instruments and investing in Shares will always have financial risk.  The possibility of profit at the time of vesting will not only be dependent on the Company’s financial development, but also on the general development on the stock market, inter alia.

TE Connectivity Ltd.

FRANCE

Terms and Conditions

Language Consent. By accepting the grant of Restricted Units and the Award Agreement, which provides for the terms and conditions of your Restricted Units, you confirm having read and understood the documents relating to this Award (the Plan and the Award Agreement, including this Appendix) which were provided to you in English. You accept the terms of those documents accordingly.

En acceptant l’Attribution d’Actions Attribuées et ce Contrat d’Attribution qui contient les termes et conditions de vos Actions Attribuées, vous confirmez avoir lu et compris les documents relatifs à cette attribution (le Plan et le Contrat d’Attribution, ainsi que la présente Annexe) qui vous ont été transmis en langue anglaise. Vous acceptez ainsi les conditions et termes de ces documents.

Notifications

Tax Information. The Restricted Units are not intended to be French tax-qualified Awards.

GERMANY

There are no country-specific provisions.

HONG KONG

Terms and Conditions

Sale of Shares. In the event the Restricted Units and DEUs vest and Shares are issued to you within six (6) months of the Grant Date, you agree that you will not dispose of any Shares acquired prior to the six-month anniversary of the Grant Date.

Notifications

Securities Law Warning: The Restricted Units and Shares issued at vesting do not constitute a public offering of securities under Hong Kong law and are available only to employees of the Company, the Employer or any other Subsidiary. The Award Agreement, the Plan and any Award documentation have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong, nor has the Award Agreement, the Plan or the other Award documentation been reviewed by any regulatory authority in Hong Kong. The Restricted Units are intended only for the personal use of each eligible person and may not be distributed to any other person. If you are in any doubt about any of the contents of the Award Agreement, the Plan or the other Award documentation, you should obtain independent professional advice.

INDIA

There are no country-specific provisions.

IRELAND

There are no country-specific provisions.

ISRAEL

Terms and Conditions

Form of Payment.  The following provisions supplement Section 3 of the Award Agreement:

Notwithstanding any provision in the Award Agreement to the contrary, vested Restricted Units and DEUs will be settled solely in payment of cash and the value will be calculated using the average of the high and low of the stock price reported on the NYSE on the date of vesting. Notwithstanding the foregoing, the Company reserves the right to settle Restricted Units and DEUs in Shares in its discretion, depending upon the development of local law.

Notifications

Securities Law Information. This offer of Restricted Units does not constitute a public offering under the Securities Law, 1968.

ITALY

Terms and Conditions

Plan Document Acknowledgment. By accepting the Award, you acknowledge that you have received a copy of the Plan and the Award Agreement and have reviewed the Plan and the Award Agreement, including this Appendix, in their entirety and fully understand and accept all provisions of the Plan and the Award Agreement, including this Appendix. You further acknowledge that you have read and specifically and expressly approve the Sections of the Award Agreement relating to the following: vesting of Restricted Units and DEUs, settlement of Restricted Units, tax withholding, tax and legal advice, data privacy, and nature of grant.

JAPAN

There are no country-specific provisions.

KOREA

There are no country-specific provisions.

LUXEMBOURG

There are no country-specific provisions.

MALAYSIA

Terms and Conditions

Data Privacy. The following provisions replace Section 19 of the Award Agreement:

You hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in the Award Agreement and any other Award materials by and among, as applicable, the Employer, the Company and any other Subsidiaries for the exclusive purpose of implementing, administering and managing your participation in the Plan.

You understand that the Company and the Employer may hold certain personal information about you, including, but not limited to, your name, home address and telephone number, email address, date of birth, social insurance, passport or other identification number (e.g., national registration identification card number), salary, nationality, job title, any Shares or directorships held in the Company, details of all awards or any other entitlement to Shares or equivalent benefits awarded, canceled, purchased, exercised, vested, unvested or outstanding in your favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan. Data is supplied by the Company and also by you through information collected in connection with the Award Agreement and the Plan.

You understand that Data will be transferred to E*TRADE Financial Corporate Services Inc. or such other stock plan service provider as may be selected by the Company in the future (“E*TRADE”), which is assisting the Company with the implementation, administration and management of the Plan. You understand that the recipients of Data may be located in the United States or elsewhere, and that the recipients’ country may have different data privacy laws and protections than your country. You understand that you may request a list with the names and addresses of any potential recipients of Data by contacting your local human resources representative, Angela Woon, Head of HR, South East Asia, + 603 78067703. You authorize the Company, E*TRADE and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer Data, in electronic or other form, for the sole purposes of implementing, administering and managing your participation in the Plan, including any requisite transfer of such Data as may be required to a broker, escrow agent or other third party with whom any Shares acquired under the Plan may be deposited. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan. You understand that you may, at any time, view Data, request information about the storage and processing of Data, require any necessary amendments to Data, limit the processing of Data or refuse or withdraw the consents herein, in any case without cost, by contacting your local human resources representative. Further, you understand that you are providing the consents herein on a purely voluntary basis. If you do not consent, or if you later seek to revoke your consent, your employment or service with the Employer will not be affected; the only consequence of refusing or withdrawing your consent is that the Company would not be able to grant you Restricted Units or other equity awards or administer or maintain such awards. Therefore, you understand that refusing or withdrawing your consent may affect your ability to participate in the Plan. For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact your local human resources representative.

Privasi Data. Peruntukan berikut menggantikan Seksyen 19 Perjanjian Anugerah:

Anda dengan ini secara eksplisit dan tanpa sebarang keraguan mengizinkan pengumpulan, penggunaan dan pemindahan, dalam bentuk elektronik atau lain-lain, data peribadi anda seperti yang diterangkan dalam Perjanjian Anugerah dan apa-apa bahan Anugerah yang lain oleh dan di antara, seperti yang berkenaan, Majikan, Syarikat dan mana-mana Anak-anak Syarikat lain untuk tujuan eksklusif bagi melaksanakan, mentadbir dan menguruskan penyertaan anda di dalam Pelan.

Anda memahami bahawa Syarikat dan Majikan mungkin memegang maklumat peribadi tertentu tentang anda, termasuk, tetapi tidak terhad kepada, nama anda, alamat rumah dan nombor telefon, alamat emel, tarikh lahir, nombor insurans sosial, pasport atau pengenalan lain (seperti, nombor kad pengenalan), gaji, kewarganegaraan, jawatan, apa-apa Syer atau jawatan pengarah yang dipegang dalam Syarikat, butir-butir semua anugerah atau apa-apa hak lain untuk Syer atau faedah bersamaan yang dianugerahkan, dibatalkan, dibeli, dilaksanakan, terletak hak, tidak diletak hak ataupun yang tertunggak demi faedah anda (“Data “), untuk tujuan eksklusif bagi melaksanakan, mentadbir dan menguruskan Pelan tersebut. Data tersebut dibekalkan oleh Syarikat dan juga oleh anda melalui maklumat yang dikumpul berkaitan dengan Perjanjian Anugerah dan Pelan.

Anda memahami bahawa Data ini akan dipindahkan kepada E*TRADE Financial Corporate Services Inc. atau pembekal perkhidmatan pelan saham lain yang mungkin dipilih oleh Syarikat pada masa depan (“E*TRADE”), yang membantu Syarikat dengan pelaksanaan, pentadbiran dan pengurusan Pelan. Anda memahami bahawa penerima-penerima Data mungkin berada di Amerika Syarikat atau di tempat lain, dan bahawa negara penerima-penerima mungkin mempunyai undang-undang privasi data dan perlindungan yang berbeza daripada negara anda. Anda memahami bahawa anda boleh meminta satu senarai yang mengandungi nama-nama dan alamat-alamat penerima-penerima Data yang berpotensi dengan menghubungi wakil sumber manusia tempatan anda, iaitu Angela Woon, Head of HR, South East Asia, + 603 78067703. Anda memberi kuasa kepada Syarikat, E*TRADE dan mana-mana penerima-penerima lain yang mungkin membantu Syarikat (pada masa sekarang atau pada masa depan) dengan melaksanakan, mentadbir dan menguruskan Pelan untuk menerima, memiliki, menggunakan, mengekalkan dan memindahkan Data, dalam bentuk elektronik atau lain-lain, bagi tujuan tunggal melaksanakan, mentadbir dan menguruskan penyertaan anda di dalam Pelan, termasuk apa-apa keperluan pemindahan Data seperti yang dikehendaki kepada broker, ejen escrow atau pihak ketiga yang lain dengan sesiapa sebarang Syer yang diperolehi di bawah Pelan boleh didepositkan. Anda memahami bahawa Data hanya akan disimpan selagi ia adalah diperlukan untuk melaksanakan, mentadbir dan menguruskan penyertaan anda dalam Pelan. Anda memahami bahawa anda boleh, pada bila-bila masa, melihat Data, meminta maklumat mengenai penyimpanan dan pemprosesan Data, meminta mana-mana pindaan yang perlu ke atas Data, hadkan pemprosesan Data, atau menolak atau menarik balik persetujuan dalam ini, dalam mana-mana kes tanpa kos, dengan menghubungi wakil sumber manusia tempatan anda. Selanjutnya, anda memahami bahawa anda memberikan persetujuan di sini secara sukarela semata-mata. Sekiranya anda tidak bersetuju, atau sekiranya anda kemudian membatalkan persetujuan anda, status pekerjaan atau perkhidmatan anda dengan Majikan tidak akan terjejas; satu-satunya akibat sekiranya tidak bersetuju atau menarik balik persetujuan anda adalah bahawa Syarikat tidak akan dapat memberikan anda Unit-unit Terbatas atau anugerah ekuiti lain atau mentadbir atau mengekalkan anugerah-anugerah tersebut. Oleh itu, anda memahami bahawa keengganan atau penarikan balik persetujuan anda boleh menjejaskan keupayaan anda untuk mengambil bahagian dalam Pelan. Untuk maklumat lebih lanjut mengenai akibat-akibat keengganan anda untuk memberikan keizinan atau penarikan balik keizinan, anda memahami bahawa anda boleh menghubungi wakil sumber manusia tempatan anda.

Notifications

Director Notification Obligation. If you are a director of a Malaysian Subsidiary, you are subject to certain notification requirements under the Malaysian Companies Act. Among these requirements is an obligation to notify the Malaysian Subsidiary in writing when you receive or dispose of an interest (e.g., Restricted Units, DEUs or Shares) in the Company or any related company. Such notifications must be made within 14 days of receiving or disposing of any interest in the Company or any related company.

MEXICO

Terms and Conditions

Policy Statement. The Award of Restricted Units is a unilateral and discretionary award and, therefore, the Company reserves the absolute right to amend it and discontinue it at any time without any liability.

The Company, with offices at Muhlenstrasse 26 20, CH-8200 Schaffhausen, Switzerland, is solely responsible for the administration of the Plan, and participation in the Plan and the Award of the Restricted Units does not, in any way, establish an employment relationship between you and the Company since you are participating in the Plan on a wholly commercial basis and the sole employer is a Mexican Subsidiary, nor does it establish any rights between you and the Employer.

Plan Document Acknowledgment. By accepting the Restricted Units, you acknowledge that you have received copies of the Plan, have reviewed the Plan and the Award Agreement in their entirety, and fully understand and accept all provisions of the Plan and the Award Agreement, including this Appendix.

In addition, you expressly approve that: (i) participation in the Plan does not constitute an acquired right; (ii) the Plan and participation in the Plan is offered by the Company on a wholly discretionary basis; (iii) participation in the Plan is voluntary; and (iv) the Company, the Employer and any other Subsidiary are not responsible for any decrease in the value of the Shares acquired upon vesting of the Restricted Units or DEUs.

Finally, you hereby declare that you do not reserve any action or right to bring any claim against the Company for any compensation or damages as a result of your participation in the Plan and therefore grant a full and broad release to the Company, the Employer and any other Subsidiary with respect to any claim that may arise under the Plan.

Spanish Translation

Declaración de Política. El Otorgamiento de Unidades de Acciones es un otorgamiento unilateral y discrecional y, por lo tanto, la Compañía se reserva el derecho absoluto de modificar y discontinuar el Plan en cualquier tiempo, sin responsabilidad alguna.

La Compañía, con oficinas registradas ubicadas en Muhlenstrasse 26, CH-8200 Schaffhausen, Switzerland, es únicamente responsable de la administración del Plan, y la participación en el Plan y el Otorgamiento de Unidades de Acciones Restringidas no establecen, de forma alguna, una relación de trabajo entre usted y la Compañía, ya usted está participando en el Plan sobre una base comercial y el único patrón es una Afiliada Mexicana y tampoco establece ningún derecho entre usted y el Patrón.

Reconocimiento del Documento del Plan. Al aceptar el Otorgamiento de las Unidades de Acciones Restringidas, usted reconoce que ha recibido copias del Plan, ha revisado el Plan y el Contrato del Otorgamiento en su totalidad y que entiende y acepta completamente todas las disposiciones contenidas en el Plan y en el Contrato del Otorgamiento, incluyendo este Apéndice.

Adicionalmente, usted aprueba que (i) la participación en el Plan no constituye un derecho adquirido; (ii) el Plan y la participación en el Plan se ofrecen por la Compañía de forma enteramente discrecional; (iii) la participación en el Plan es voluntaria; y (iv) la Compañía, cualquier Afiliada y el Patrón no son responsables por cualquier disminución en el valor de las Acciones adquiridas al momento de tener derecho en relación con las Unidades de Acciones Restringidas.

Finalmente, usted declara que no se reserva ninguna acción o derecho para interponer una reclamación o demanda en contra de la Compañía por compensación, daño o perjuicio alguno como resultado de su participación en el Plan y, por lo tanto, otorga el más amplio y total finiquito al Patrón, la Compañía y sus Afiliadas en relación con cualquier reclamación demanda que pudiera surgir de conformidad con el Plan.

Notifications

Securities Law Information. The Restricted Units, DEUs and the Shares offered under the Plan have not been registered with the National Register of Securities maintained by the Mexican National Banking and Securities Commission and cannot be offered or sold publicly in Mexico. In addition, the Plan, the Award Agreement and any other document relating to the Restricted Units and DEUs may not be publicly distributed in Mexico. These materials are addressed to you only because of your existing relationship with the Company, the Employer and any other Subsidiary and these materials should not be reproduced or copied in any form. The offer contained in these materials does not constitute a public offering of securities but rather constitutes a private placement of securities addressed specifically to individuals who are present employees of the Employer made in accordance with the provisions of the Mexican Securities Market Law, and any rights under such offering shall not be assigned or transferred.

MOROCCO

Terms and Conditions

Form of Payment.  The following provisions supplement Section 3 of the Award Agreement:

Notwithstanding any provision in the Award Agreement to the contrary, vested Restricted Units and DEUs will be settled solely in payment of cash and the value will be calculated using the average of the high and low of the stock price reported on the NYSE on the date of vesting.  Notwithstanding the foregoing, the Company reserves the right to settle Restricted Units and DEUs in Shares in its discretion, depending upon the development of local law.

NETHERLANDS

There are no country-specific provisions.

NORWAY

There are no country-specific provisions.

PHILIPPINES

Terms and Conditions

Form of Payment.  The following provisions supplement Section 3 of the Award Agreement:

Notwithstanding any provision in the Award Agreement to the contrary, vested Restricted Units and DEUs will be settled solely in payment of cash and the value will be calculated using the average of the high and low of the stock price reported on the NYSE on the date of vesting. Notwithstanding the foregoing, the Company reserves the right to settle Restricted Units and DEUs in Shares in its discretion, depending upon the development of local law.

POLAND

There are no country-specific provisions.

PORTUGAL

Terms and Conditions

Language Consent. You hereby expressly declare that you have full knowledge of the English language and have read, understood and fully accepted and agreed with the terms and conditions established in the Plan and Award Agreement.

Conhecimento da Lingua. O Contratado, pelo presente instrumento, declara expressamente que tem pleno conhecimento da língua inglesa e que leu, compreendeu e livremente aceitou e concordou com os termos e condições estabelecidas no Plano e no Acordo de Atribuição (Award Agreement em inglês).

SINGAPORE

Term and Conditions

Sale of Shares. The Shares subject to the Restricted Units and DEUs may not be offered for sale in Singapore prior to the six (6) month anniversary of the Grant Date, unless such sale or offer is made pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the Securities and Futures Act (Chap. 289, 2006 Ed.) (“SFA”) or pursuant to, and in accordance with the condition of, any other applicable provisions of the SFA.

Notifications

Securities Law Information. The Award of Restricted Units is being made pursuant to the “Qualifying Person” exemption under Section 273(1)(f) of the SFA and is not made with a view to the Restricted Units or underlying Shares being subsequently offered for sale to any other party. The Plan has not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore.

Director Notification Obligation. If you are a director, associate director or shadow director of a Singaporean Subsidiary, you are subject to certain notification requirements under the Singapore Companies Act. Among these requirements is an obligation to notify the Singaporean Subsidiary in writing when (i) you receive an interest (e.g., Shares) in the Company or any related companies, or (ii) you sell or receive shares of the Company or any related company (including when you sell or receive Shares acquired under the Plan). These notifications must be made within two business days of acquiring or disposing of any interest in the Company or any related company. In addition, a notification must be made of your interests in the Company or any related company within two business days of becoming a director.

SPAIN

Terms and Conditions

No Entitlement for Claims or Compensation. The following provisions supplement Section 20 of the Award Agreement:

By accepting the Restricted Units, you consent to participation in the Plan and acknowledge that you have received a copy of the Plan documents.

You understand that the Company has unilaterally, gratuitously and in its sole discretion decided to grant Restricted Units under the Plan to individuals who may be eligible persons throughout the world. The decision is limited and entered into based upon the express assumption and condition that any Restricted Units will not economically or otherwise bind the Company, the Employer or any other Subsidiary on an ongoing basis, other than as expressly set forth in the Award Agreement. Consequently, you understand that the Restricted Units are granted on the assumption and condition that the Restricted Units are not, and will not become, part of any employment contract (whether with the Company, the Employer or any other Subsidiary) and shall not be considered a mandatory benefit or salary for any purpose (including severance compensation) or any other right whatsoever. Furthermore, you understand and freely accept that there is no guarantee that any benefit whatsoever will arise from the grant of Restricted Units, which is gratuitous and discretionary, since the future value of the Restricted Units and the underlying Shares is unknown and unpredictable. You also understand that this grant of Restricted Units would not be made but for the assumptions and conditions set forth hereinabove; thus, you understand, acknowledge and freely accept that, should any or all of the assumptions be mistaken or any of the conditions not be met for any reason, the Restricted Units and any right to the underlying Shares will be null and void.

Further, the vesting of the Restricted Units and DEUs is expressly conditioned on your status as an eligible person such that if your status terminates for any reason whatsoever, your Restricted Units and DEUs cease vesting immediately effective the date of your Termination of Employment for any reason including, but not limited to, resignation, retirement, disciplinary dismissal adjudged to be with cause, disciplinary dismissal adjudged or recognized to be without cause (i.e., subject to a “despido improcedente”), individual or collective dismissal on objective grounds, whether adjudged or recognized to be with or without cause, material modification of the terms of employment under Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’ Statute, and/or Article 50 of the Workers’ Statute, unilateral withdrawal by the Employer and under Article 10.3 of the Royal Decree 1382/1985.

Notifications

Securities Law Information. No “offer to the public,” as defined under Spanish law, has taken place or will take place in the Spanish territory in connection with the Restricted Units. The Plan, the Award Agreement (including this Appendix) and any other documents evidencing the grant of the Restricted Units have not been, nor will they be, registered with the Comisión Nacional del Mercado de Valores (the Spanish securities regulator), and none of those documents constitutes a public offering prospectus.

SWEDEN

Terms and Conditions

Authorization to Withhold. The following provisions supplement Section 12 of the Award Agreement:

Without limiting the Company’s and the Employer’s authority to satisfy their withholding obligations for Tax-Related Items as set forth in Section 12 of the Award Agreement, by accepting the grant of the Restricted Units, you authorize the Company and/or the Employer to withhold Shares or to sell Shares otherwise deliverable to you upon vesting to satisfy Tax-Related Items, regardless of whether the Company and/or the Employer have an obligation to withhold such Tax-Related Items.

SWITZERLAND

Notifications

Securities Law Information. Neither this document nor any other materials relating to the Restricted Units (i) constitutes a prospectus according to article 35 et seq. of the Swiss Federal Act on Financial Services (“FinSA”), (ii) may be publicly distributed or otherwise made publicly available to Switzerland to any person other than an employee of the Company or a Subsidiary, or (iii) has been or will be filed with, approved or supervised by any Swiss reviewing body according to article 51 FinSA or any Swiss authority, including the Swiss Financial Market Supervisory Authority.

TAIWAN

Notifications

Securities Law Information. The Restricted Units and the underlying Shares are available only for certain eligible persons. It is not a public offer of securities by a Taiwanese company. Therefore, it is exempt from registration in Taiwan.

THAILAND

There are no country-specific provisions.

UNITED ARAB EMIRATES

Notifications

Securities Law Information. The Plan is only being offered to eligible persons and constitutes an “exempt personal offer” of equity incentives to such individuals in the United Arab Emirates. The Plan and the Award Agreement are intended for distribution only to eligible persons and must not be delivered to, or relied on by, any other person.

The Emirates Securities and Commodities Authority has no responsibility for reviewing or verifying any documents in connection with this statement or the Plan. The Ministry of Economy, the Dubai Department of Economic Development, the Emirates Securities and Commodities Authority, Central Bank and the Dubai Financial Securities Authority, depending on the employee’s location in the United Arab Emirates, have not approved this statement, the Plan, the Award Agreement or any other documents you may receive in connection with the Restricted Units or taken steps to verify the information set out therein, and have no responsibility for such documents.

UNITED KINGDOM

Terms and Conditions

Responsibility for Taxes. The following provisions supplement Section 12 of the Award Agreement:

Without limitation to Section 12 of the Award Agreement, you hereby agree that you are liable for all Tax-Related Items and hereby covenant to pay all such Tax-Related Items, as and when requested by the Company or the Employer, as applicable, or by Her Majesty’s Revenue & Customs (“HMRC”) (or any other tax authority or any other relevant authority). You also hereby agree to indemnify and keep indemnified the Company and the Employer, as applicable, against any Tax-Related Items that they are required to pay or withhold or have paid or will pay on your behalf to HMRC (or any other tax authority or any other relevant authority).

Notwithstanding the foregoing, if you are a director or executive officer of the Company (within the meaning of Section 13(k) of the Exchange Act), the terms of immediately foregoing provision will not apply. In this case, the amount of the income tax not collected within ninety (90) days of the end of the U.K. tax year in which an event giving rise to the Tax-Related Items occurs may constitute a benefit to you on which additional income tax and National Insurance contributions may be payable. You will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for paying the Company or the Employer, as applicable, the amount of any National Insurance contributions due on this additional benefit, which may be recovered from you by the Company or the Employer at any time thereafter by any of the means referred to in this Section 12.

UNITED STATES

Terms and Conditions

Restrictive Covenants. Notwithstanding anything in the Award Agreement to the contrary, by accepting the Award, you acknowledge, understand and agree to the following provisions:

(a) Restrictions on Solicitation of Company’s Employees. You agree that during your employment with your Employer, the Company and any Subsidiary and for a period of twelve (12) months following your Termination of Employment, for any reason, you will not, directly or indirectly, solicit or induce, or attempt to solicit or induce, any employee or contract/temporary employee of the Company or any of its Subsidiaries to leave his/her employment with the Company or respective Subsidiary, or to otherwise hire or employ any employee of Company or any of its Subsidiaries who at any time worked for, under, or with you.

The following provisions apply to all US employees except for those whose work site is in California:

(a) Restrictions on Competition. You agree that during the period of your employment with your Employer, the Company and any Subsidiary and for a period of twelve (12) months following your Termination of Employment, for any reason, you will not, in any country of the world in which you have done business on behalf of your Employer, the Company or any Subsidiary at any time during the last twelve (12) months prior to the date of your Termination of Employment, engage in or enter into any kind of employment or gainful occupation, directly or indirectly, in any Competing Business where your responsibilities include the manufacture, sale, purchasing, research, development, or business plans of any product, process, function or service which is directly competitive with or similar to any Company or Subsidiary product, process, function or service that you were exposed to within twelve (12) months prior to your Termination of Employment. For purposes of this Award Agreement, the term “Competing Business” shall mean any person or other entity which sells or attempts to sell any products or services which are the same as or similar to the products and services sold, leased or otherwise distributed by Company or any Subsidiary at any time during the last twelve (12) months prior to your Termination of Employment, or which has under development a product or service that is in competition with a product or service, whether existing or under development, of Company or any Subsidiary.

(b) Restrictions on Solicitation of Company’s Customers. You agree that during your employment with your Employer, Company and any Subsidiary and for twelve (12) months following your Termination of Employment, for any reason, you will not directly or indirectly encourage any customers or suppliers to refrain from or stop doing business with the Company or any Subsidiary, either on your behalf or on behalf of any other party or entity.